LIONEL SAWYER & COLLINS

ATTORNEYS AT LAW

1100 BANK OF AMERICA PLAZA
50 WEST LIBERTY STREET
RENO, NEVADA 89501
(775) 788-8666
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lsc@lionelsawyer.com
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SAMUEL S. LIONEL
GRANT SAWYER
(1918-1996)

JON R. COLLINS
(1923-1987)

RICHARD H. BRYAN
JEFFREY P. ZUCKER
PAUL R. HEJMANOWSKI
ROBERT D. FAISS
DAVID N. FREDERICK
RODNEY M. JEAN
HARVEY WHITTEMORE
TODD TOUTON
CAM FERENBACH
LYNDA S. MABRY
MARK H. GOLDSTEIN
KIRBY J. SMITH
COLLEEN A. DOLAN
JENNIFER A. SMITH
DAN R. REASER
PAUL E. LARSEN

ALLEN J. WILT
LYNN S. FULSTONE
RORY J. REID
DAN C. McGUIRE
JOHN E. DAWSON
FRED D. "PETE" GIBSON, III
CHARLES H. McCREA JR.
GREGORY E. SMITH
MALANI L. KOTCHKA
LESLIE BRYAN HART
CRAIG E. ETEM
TODD E. KENNEDY
MATTHEW E. WATSON
JOHN M. NAYLOR
WILLIAM J. McKEAN
ELIZABETH BRICKFIELD
GREGORY R. GEMIGNANI
LINDA M. BULLEN
LAURA J. THALACKER
DOREEN SPEARS HARTWELL
LAURA K. GRANIER
MAXIMILIANO D. COUVILLIER III

MICHAEL D. KNOX
ERIN FLYNN
JENNIFER ROBERTS
MEREDITH L. MARKWELL
DOUGLAS A. CANNON
RICHARD T. CUNNINGHAM
MATTHEW R. POLICASTRO
JENNIFER J. DIMARZIO
PEARL L. GALLAGHER
CHRISTINE D. SMITH
SUSAN L. MYERS
BRIAN S. PICK
JENNIFER L. BRASTER
LUCAS J. TUCKER
CHRISTOPHER WALTHER
KEVIN J. HEJMANOWSKI

KETAN D. BHIRUD
LAUREN D. CALVERT-ARNOLD
ROBERT W. HERNQUIST
CHRISTIAN HALE
TIMOTHY R. MULLINER
COURTNEY MILLER O'MARA
BRIAN H. SCHUSTERMAN
MOHAMED A. IQBAL, JR.
KELLY R. KICHLINE
MARK J. GARDBERG
ELIZABETH A. HIGH
JAMES B. GIBSON
GREG J. CARLSON
ABIGAYLE F. DANG
JING ZHAO
JOHN D. TENNERT

OF COUNSEL
RICHARD J. MORGAN*
ELLEN WHITTEMORE
CHRISTOPHER MATHEWS
MARK A. CLAYTON

*ADMITTED IN CA ONLY

WRITER'S DIRECT DIAL NUMBER
(775)
@LIONELSAWYER.COM

July 29, 2010

ShengdaTech, Inc.
Unit 2003
East Tower,
Zhong Rong Heng Rui International Plaza
620 Zhang Yang Road
Pudong District
Shanghai 200122
People's Republic of China

Re: ShengdaTech, Inc. (the "Company") Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as special Nevada counsel for the Company, in connection with the preparation of a Registration Statement on Form S-3 ("Registration Statement") being filed on or about the date hereof by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to the registration by the Company of various securities, including without limitation, shares of the Company's common stock (the shares that may be issued under the Registration Statement, the Prospectus (as defined below) and/or any Prospectus Supplement (as defined below), the "Common Stock"), warrants for the purchase thereof (such warrants that may be issued under the Registration Statement, the Prospectus and/or any Prospectus Supplement, the "Stock Warrants"), various senior and subordinated debt securities (the debt securities that may be issued under the Registration Statement, the Prospectus and/or any Prospectus Supplement, the "Debt Securities"), warrants for the purchase thereof (such warrants that may be issued under the Registration Statement, the Prospectus and/or any Prospectus Supplement, the "Debt Securities Warrants"), all of which are referred to herein as the "Securities." The prospectus which is a part of the Registration Statement ("Prospectus") provides that it will be supplemented in the future

by one or more supplements (each a "Prospectus Supplement"). The Prospectus, as supplemented by various Prospectus Supplements will provide for the issuance and sale by the Company of up to $150,000,000 aggregate offering price of the various Securities.

We have examined originals or copies of each of the documents listed below:

A. Registration Statement.

B. Prospectus.

C. Form of Common Stock Warrant Agreement.

D. Form of Debt Securities Warrant Agreement.

E. Form Indenture - Senior Debt Securities.

F. Form Indenture - Subordinate Debt Securities.

We have examined originals or copies of such other corporate records and certificates of corporate officers and public officials as we have deemed necessary or advisable for purposes of this opinion letter. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all factual matters contained therein.

We have not reviewed, and express no opinion as to, any instrument or agreement referred to or incorporated by reference in the documents referenced above. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us.

We have assumed that any of the Securities that constitute an agreement between the Company and the other party or parties thereto to issue any of the Common Stock or Debt Securities are valid, binding and enforceable under the laws of the jurisdiction governing any such Securities. We have further assumed with respect to issuances of the Company's common stock that the number of shares issued does not exceed the number of shares of the Company's common stock then authorized but unissued (excluding shares of the Company's common stock unissued but committed for issuance).

We have assumed that the Company's business is as set forth in the Registration Statement.

The Law covered by the opinions expressed herein is limited to the State of Nevada.

Based upon the foregoing, and subject to the following, it is our opinion that:

1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Nevada.

2. The Company has the authority to issue up to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock.

3. Assuming due adoption by the Company's Board of Directors of a resolution in form and content as required by applicable law authorizing the issuance of Common Stock ("CS Resolution"), then upon issuance and delivery of such Common Stock and receipt by the Company of the consideration called for in the CS Resolution, such Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

4. Upon the exercise or conversion (as the case may be) of Debt Securities Warrants or Stock Warrants (collectively, "Convertible Securities") into Common Stock in accordance with the terms of such Convertible Securities, and assuming due adoption by the Company's Board of Directors of a resolution in form and content as required by applicable law authorizing the Company's entry into or issuance of the Convertible Securities ("Convertible Resolution"), then upon issuance and delivery of such Common Stock and receipt by the Company of the consideration called for in the Convertible Resolution, such Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

This Opinion Letter is issued in the State of Nevada. By issuing this Opinion Letter, Lionel Sawyer & Collins (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this Opinion Letter shall constitute your agreement to the foregoing.

We express no opinion concerning any securities law or rule. This Opinion Letter is intended solely for use in connection with the registration of the Securities as described in the Registration Statement, and it may not be relied upon for any other purpose, or reproduced or filed publicly, without the written consent of this firm; provided, however, we hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement. In addition, we consent to the reference to us under the caption "Legal Matters" in the Prospectus. In giving these consents, we do not hereby admit that we are in a category of persons whose consent is

required pursuant to Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

Lionel Sawyer & Collins

Lionel Sawyer & Collins